OmnicomGroup

2002 FULL YEAR RESULTS Investor Presentation

February 25, 2003

The following materials have been prepared for use in the February 25, 2003 conference call on Omnicom’s results of operations for the year ended December 2002. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements
Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are only present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

2002 vs. 2001 P&L Summary
	Q4			Full Year
	2002	2001(a)	% Change	2002	2001(a)	% Change
Revenue	$2,118.8	$1,970.5	7.5%	$7,536.3	$6,889.4	9.4%

Operating Income	333.4	328.3	1.6%	1,104.1	1,062.9	3.9%
% Margin	15.7%	16.7%		14.7%	15.4%

Net Interest Expense	7.7	14.9		30.5	72.8

Profit Before Tax	325.7	313.4	3.9%	1,073.6	990.1	8.4%
% Margin	15.4%	15.9%		14.2%	14.4%

Taxes	104.1	115.2		375.6	365.1
% Tax Rate	32.0%	36.8%		35.0%	36.9%

Profit After Tax	221.6	198.2	11.8%	698.0	625.0	11.7%

Equity in Affiliates/ Min. Interest	(20.1)	(12.8)		(54.5)	(38.8)

Net Income	$ 201.5	$ 185.4	8.7%	$ 643.5	$ 586.2	9.8%

(a)	To present 2001 on a comparable basis with 2002, amounts are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001.

OmnicomGroup	2

2002 vs. 2001 Earnings Per Share
	Q4		Full Year
	2002	2001	2002	2001
Earnings per Share:
Basic	$ 1.08	$ 0.89	$ 3.46	$ 2.75
Diluted	1.08	0.87	3.44	2.70

Earnings per Share — Adjusted (a):
Basic	$ 1.08	$ 1.01	$ 3.46	$ 3.21
Diluted	1.08	0.98	3.44	3.13

Weighted Average Shares (millions):
Basic	186.1	183.6	186.1	182.9
Diluted	186.9	190.7	187.6	190.3

Dividend Declared Per Share	$0.200	$0.200	$0.800	$0.775

(a)	To present 2001 on a comparable basis with 2002, amounts are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001.

OmnicomGroup	3

2002 Total Revenue Growth
	Q4		Full Year 2002
	$	%	$	%
Prior Period Revenue	$1,970.5		$6,889.4
Foreign Exchange (fx) Impact(a)	61.0	3.1%	91.3	1.3%
Acquisition Revenue(b)	52.7	2.7%	362.5	5.3%
Organic Revenue(c)	34.6	1.7%	193.1	2.8%

Current Period Revenue	$2,118.8	7.5%	$7,536.3	9.4%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

OmnicomGroup	4

2002 Revenue By Discipline

	Revenue By Discipline Q4
	$ Mix	Growth
Advertising	927.4	10.2%
CRM	711.1	8.7%
PR	227.0	-10.4%
Specialty	253.3	14.4%

	Revenue By Discipline — Full Year
	$ Mix	Growth
Advertising	3,276.4	9.0%
CRM	2,421.8	14.2%
PR	921.0	-6.2%
Specialty	917.1	17.6%

Note:	“Growth” is the year-over-year growth from the prior period.

OmnicomGroup	5

2002 Revenue By Geography

	Domestic vs. International — Q4
	$ Mix	$ Growth
United States	$1,153.5	$ 89.5
Organic		66.8
Acquisition		22.7
International	$ 965.3	$ 58.8
Organic		(32.2)
Acquisition		30.0
FX		61.0

	Primary Markets — Q4
	$ Mix	Growth
United States	$1,153.5	8.4%
Euro Markets	433.0	2.5%
United Kingdom	229.6	1.5%
Other	302.7	17.4%

	Domestic vs. International — Full Year
	$ Mix	$ Growth
United States	$ 4,284.6	$ 567.6
Organic		298.5
Acquisition		269.1
International	$ 3,251.7	$ 79.3
Organic		(105.4)
Acquisition		93.4
FX		91.3

	Primary Markets — Full Year
	$ Mix	Growth
United States	$ 4,284.6	15.3%
Euro Markets	1,458.6	3.2%
United Kingdom	814.1	1.1%
Other	979.0	2.7%

OmnicomGroup	6

Net New Business Wins

Notable Account Activity

WINS:	LOSSES:
Consolidated Credit Counseling, Cardinal Health, Siemens, SONY, TAP Pharmaceutical Products — Prevacid®, The AA (U.K. Auto Club), Walkers/Quaker	Gillette Media, Hampton Inns, Isuzu, Novell

OmnicomGroup	7

Current Credit Picture
	Year End
	2002	2001

EBITDA (a)	$1,254	$1,195
Net Interest Expense (a)	$30.5	$72.8
EBITDA / Net Interest	41.1x	16.4x
Total Debt / EBITDA	1.6x	1.3x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 50	$ 169
$800 Million Revolver Due 11/14/05	—	—
$1.025 Billion 364 Day Facility (b)	—	270
5.20% Euro Notes Due 6/24/05 (c)	160	136
2 1/4% Convertible Debentures	—	—
$850 Million Convertible Notes Due 2/7/31	850	850
$900 Million Convertible Notes Due 7/31/32	900	—
Loan Notes and Sundry (various through 2012)	71	125

Total Debt	$2,031	$1,550
Cash and Short Term Investments	696	517
Net Debt	$1,335	$1,033

(a)	“EBITDA” and “Net Interest Expense” calculations shown are for the years specified. “EBITDA” is defined as net income, plus interest, taxes and depreciation and amortization, for the periods specified.
(b)	Credit facility expires 11/14/03 plus one-year term out at Omnicom’s option.
(c)	The change in the outstanding balance is the result of changes in the foreign currency rates.

OmnicomGroup	8

Current Liquidity Picture
Omnicom has ample liquidity to meet all foreseeable business and capital requirements.

		As of December 31, 2002
	Total Amount of Facility	Outstanding	Available
Committed Facilities
364 Day Revolving Credit Facility	$1,025	$ —	$1,025
5 Year Revolving Credit Facility	800	—	800
Other Committed Credit Facilities	48	48	—
Total Committed Facilities	1,873	48	1,825
Uncommitted Facilities(a)	404	2	0	(a)
Total Credit Facilities	$2,277	$ 50	$1,825
	Cash		372
	Short Term Investments		324
	Total Liquidity Available		$2,521

(a)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

OmnicomGroup	9

Traditional Return on Equity(a)

Note:	Prior year amounts not adjusted here to reflect acquisitions accounted for as poolings of interest. 1994 excludes a $28.0 million after-tax charge for the cumulative effect of an accounting change related to postemployment benefits. 2000 excludes a $63.8 million after-tax gain from the sale of Razorfish shares.
(a)	“Traditional Return on Equity” is Net Income for the given year divided by the shareholders’ equity at the end of the prior year.

OmnicomGroup	10

Return on Net Incremental Equity
	1991	1991-2002 changes	2002
Net Income (SFAS 142)(a)	$ 69.5		$ 643.5

Incremental Annual Net Income		$ 574.0
Incremental Equity Capital:
Equity Issuances(b)		$2,617.2
Less: Dividends		(870.3)
Less: Share Repurchases		(1,461.3)
Net Incremental Equity Capital:		$ 285.6

(a)	Prior period results adjusted to reflect SFAS 142 (elimination of goodwill amortization) as if it had always been in effect.
(b)	Includes issuances of equity including shares for acquisitions, employee benefit plans and in exchange for convertible securities.

OmnicomGroup	11

Acquisitions Summary

Acquisition Related Expenditures
Full Year 2002
New Subsidiary Acquisitions (a)	$212.4
Affiliates to Subsidiaries (b)	16.7
Affiliates (c)	8.2
Existing Subsidiaries (d)	118.0
Earn-outs (e)	324.8
Total Acquisition Expenditures	$680.1

Note:	See appendix for subsidiary acquisition profiles.
(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation. Does not include the redemption of preferred stock in connection with the acquisition of Organic which closed in December 2002.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods. Total amount includes cash payments and loan notes. Loan notes are future obligations and are reflected in long-term debt on Omnicom’s balance sheet.

OmnicomGroup	Acquisitions	13

Potential Earn-out Obligations
The following is an estimate of future earn-out related obligations as of December 31, 2002, assuming that the underlying acquired agencies continue to perform at their current levels:(a)

2003	2004	2005	2006	Thereafter	Total
$ 220.3	$ 121.1	$ 82.1	$ 29.2	$ 18.6	$471.3

(a)	The ultimate payments will vary as they are dependent on future events.

OmnicomGroup	Acquisitions	14

Potential Put Obligations
In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is an estimate of these potential future “put” obligations (as of December 31, 2002), assuming these underlying acquired agencies continue to perform at their current levels:

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$115.4	$94.0	$209.4
Affiliated Agencies	19.0	6.1	25.1

Total	$134.4	$100.1	$234.5

OmnicomGroup	Acquisitions	15

Acquisitions Quarter-to-Date

The following pages are summaries of 2002 acquisitions completed during the quarter ended December 31, 2002

OmnicomGroup	Acquisitions	16

the ant farm

The Ant Farm creates and produces advertisements for feature films, and is one of the premier firms of its kind serving the motion picture industry. The Company is also quickly emerging as a leader in providing advertising services to broadcast television networks. The Company’s advertisements appear in a broad array of media formats, including “teaser” and full-length film trailers, television spots, print ads, radio spots, home-entertainment media (DVD and videocassette) and on the Internet.

OmnicomGroup	Acquisitions	17

Serino Coyne Inc.

Serino Coyne Inc. (“SCI”) is an advertising agency specializing in the theatre and entertainment sector. SCI creates advertising campaigns and produces TV, print and radio advertisements for approximately seventy percent of Broadway’s shows, as well as several touring companies. SCI provides entertainment related properties and arts venues with such services as sponsorship development, sales and execution, consulting and strategic planning, and media relations.

Founded in 1977, SCI is headquartered in New York, and maintains offices in Los Angeles and San Francisco.

OmnicomGroup	Acquisitions	18

auratis AG

Founded in 2000, auratis AG is Germany’s leading firm for emotional brand building. The auratis AG network offers planning, consulting, creative, project management and project execution services in disciplines including sponsorship, event marketing and production, incentive programs, event hospitality, media consulting and product placement.

The Company is headquartered in Frankfurt and has offices in Munich and Berlin, Germany, as well as Ponte Vedra, Florida. The auratis AG network will join the Radiate Group of companies.

OmnicomGroup	Acquisitions	19

Beacon Worldwide

Based in Fort Lauderdale, Florida, Beacon is one of the leading companies providing ancillary products and services to the automotive industry. The company focuses on such services as developing 24 Hour Roadside Assistance and Prepaid Maintenance programs, as well as dealership training and customer retention. The company will join Zimmerman & Partners and will expand the scope of services Zimmerman offers to its extensive automotive dealer client base.

OmnicomGroup	Acquisitions	20

Carré Bleu Marine

Founded in 1987, Carré Bleu Marine is one of France’s leading agencies focused on corporate event marketing. The Company specializes in the conception, design and implementation of corporate sponsored events targeted at consumers. The skill set and experience of Carré Bleu Marine will provide DDB Group France with additional complimentary capabilities to offer its existing client base.

OmnicomGroup	Acquisitions	21

Hillburg & Associates International, Inc.

Founded in 1987, Hilburg & Associates is a crisis management / crisis mitigation firm. The Company has been recognized as a leading strategic counselor on crisis and reputation management issues, particularly those in the legal field. Located in McLean, VA, Hillburg will join the Porter Novelli network.

OmnicomGroup	Acquisitions	22

i\tec

Based in Cologne, Germany, i\tec specializes in providing e-service application solutions to government agencies and the telecommunications industry. Since 1995, I/tec has been a leader in the design, development and implementation of
e-government solutions for a number of individual state governments in Germany.

OmnicomGroup	Acquisitions	23

Multi-M

Founded in 1992 and based in Hamburg, Germany, the Multi-M agency offers a comprehensive suite of e-business services to clients in a broad range of industries. Multi-M’s services range from strategic multimedia consulting to the development, design, implementation and hosting of e-business solutions.
Muti-M will join MSBK Proximity, which is part of the BBDO network.

OmnicomGroup	Acquisitions	24

Organic

Organic is a professional services firm providing digital business solutions for the Global 1000. Organic is called on to solve an increasingly complex set of digital business challenges through its unique integration of strategy, technology and creative implementation.

Organic provides clients with multi-platform user interface design and marketing, online media buying and management, software engineering and technical program management, systems integration, data analysis and reporting, inventory and supply chain management and customer relationship management.

OmnicomGroup	Acquisitions	25

PromoCity Inc.

Headquartered in Irvine, CA, PromoCity has been a leader in the promotional merchandise industry since 1976. PromoCity specializes in promotion planning, creative services and promotional merchandise selection. With award winning capabilities in graphic arts and program administration, the company can solve all of a client’s premium, gift catalog, recognition/incentive program and fulfillment needs.

PromoCity will join the Alcone Marketing Group.

OmnicomGroup	Acquisitions	26

Staniforth\

Staniforth is an award-winning corporate communications agency headquartered in Manchester, England. Over the past 25 years, the company has built a strong reputation providing high quality services to long-standing national and regional clients. The company focuses on corporate communications and also provides such services as advertising, direct marketing and sales promotion.

Staniforth will join TBWA’s Manchester group, allowing the existing group to broaden its integrated offering to current and future clients.

OmnicomGroup	Acquisitions	27